EXHIBIT 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports fourth quarter 2014 Earnings

MANSFIELD, PENNSYLVANIA— January 22, 2015 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance has released its unaudited financial performance for the three months and year ended December 31, 2014.

For the three months ended December 31, 2014, net income totaled $3,476,000 which compares to net income of $3,297,000 for the fourth quarter of 2013. This represents an increase of $179,000, or 5.4% over the fourth quarter of 2013.  Basic earnings per share of $1.14 for the fourth quarter compares to $1.08 last year.  Annualized return on equity was 14.01% and 14.21% for the three months ended December 31, 2014 and 2013, while return on assets was 1.52% and 1.47%, respectively.

For the year ended December 31, 2014, net income totaled $13,385,000 which compares to $13,375,000 for last year. This represents an increase of $10,000, or .1%. Basic earnings per share increased from $4.38 per share last year to $4.41 per share this year, an increase of 1%.  Annualized return on equity for the comparable periods was 13.73% and 14.89%, while return on assets was 1.48% and 1.51%, respectively.

CEO and President Randall E. Black stated, “Despite managing multiple challenges throughout the year, including margin compression, sluggish loan demand, and ongoing and increasing regulatory burdens, we finished 2014 with our second highest net income on record.  I believe this represents exceptional financial performance, particularly compared to peer, and is the direct result of our commitment to outstanding customer service and dedication to serving our communities and customers”.

Net interest income, before the provision for loan losses, increased 1.4% from $29,919,000 for the year ended December 31, 2013, to $30,338,000 for 2014.  While interest income for the year decreased $943,000, interest expense decreased $1,362,000 resulting in an overall increase in net interest income of $419,000 over the comparable period.  Partially impacting the comparison for interest income is the recognition in the third quarter of 2013 of $305,000 of interest income from a loan that paid off that was previously on non-accrual status.  The margin compressed slightly from 3.87% last year to 3.84% this year.  Yields on interest earning assets, on a tax-effected basis, declined from 4.62% last year to 4.42% this year.  As interest earning assets roll off or re-price, they are being replaced with lower yielding assets due to the continued low interest rate environment.

At December 31, 2014, total assets were $925 million, an increase of $10.1 million from total assets of $914.9 million at December 31, 2013.  The investment portfolio, including interest bearing time deposits, has decreased $7.7 million from year-end 2013, while net loans of $547.3 million as of the end of December have increased $13.8 million, or 2.6%.  In the fourth quarter alone, net loans have increased $10.4 million.  Loan quality remains strong and continues to improve from the end of last year.  At December 31, 2014, non-performing loans as a percent of total loans was 1.34%, which compares to 1.63% as of December 31, 2013.  Annualized net charge-offs to average loans remains low at .16%.

Stockholders’ equity totaled $100.5 million at December 31, 2014, which compares to $92.1 million at December 31, 2013.  Net income of $13.4 million was offset by cash dividends of $6.6 million.  Also, accumulated other comprehensive income increased $2.0 million from the end of 2013, which represents the net change in the unrealized gain on available for sale investment securities and unrecognized pension costs.  The regular, quarterly cash dividend of $.40 per share was paid on December 22, 2014 to shareholders of record on December 15, 2014 and represents an increase of 3.9% over the quarterly cash dividend paid a year ago.  For the year, adjusted for stock dividends, the cash dividend was $2.17 per share compared to last year’s cash dividend of $1.21 per share.  Dividends in 2014 include a one-time special dividend of $.60 per share paid in the third quarter.  “Our sustained outstanding financial performance and strong capital position has permitted us to increase our dividends and reflects the Board of Directors' desire to provide total shareholder return to our shareholder base.  We remain well-capitalized under regulatory capital guidelines, added Mr. Black”.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands except share data)	2014	2013
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,091	$ 8,899
Interest-bearing	1,332	1,184
Total cash and cash equivalents	11,423	10,083

Interest bearing time deposits with other banks	5,960	2,480

Available-for-sale securities	306,146	317,301

Loans held for sale	497	278

Loans (net of allowance for loan losses: $6,815 at December 31, 2014 and
$7,098 at December 31, 2013)	547,290	533,514

Premises and equipment	12,357	11,105
Accrued interest receivable	3,644	3,728
Goodwill	10,256	10,256
Bank owned life insurance	20,309	14,679
Other assets	7,166	11,510

TOTAL ASSETS	$ 925,048	$ 914,934

LIABILITIES:
Deposits:
Noninterest-bearing	$ 95,526	$ 85,585
Interest-bearing	678,407	662,731
Total deposits	773,933	748,316
Borrowed funds	41,799	66,932
Accrued interest payable	756	895
Other liabilities	8,032	6,735
TOTAL LIABILITIES	824,520	822,878
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at December 31, 2014 and December 31, 2013;
none issued in 2014 or 2013	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at December 31, 2014 and
December 31, 2013; issued 3,335,236 shares at December 10, 2014 and 3,305,517
shares at December 31, 2013	3,335	3,306
Additional paid-in capital	25,150	23,562
Retained earnings	79,512	74,325
Accumulated other comprehensive income (loss)	767	(1,225)
Treasury stock, at cost: 296,280 shares at December 31, 2014 and 290,468 shares at
December 31, 2013	(8,236)	(7,912)
TOTAL STOCKHOLDERS' EQUITY	100,528	92,056
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 925,048	$ 914,934

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share data)	2014	2013	2014	2013
INTEREST INCOME:
Interest and fees on loans	$ 7,124	$ 7,183	$ 28,324	$ 28,982
Interest-bearing deposits with banks	31	13	82	40
Investment securities:
Taxable	795	917	3,337	3,721
Nontaxable	828	842	3,354	3,405
Dividends	35	25	194	86
TOTAL INTEREST INCOME	8,813	8,980	35,291	36,234
INTEREST EXPENSE:
Deposits	1,056	1,213	4,347	5,107
Borrowed funds	155	257	606	1,208
TOTAL INTEREST EXPENSE	1,211	1,470	4,953	6,315
NET INTEREST INCOME	7,602	7,510	30,338	29,919
Provision for loan losses	105	90	585	405
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,497	7,420	29,753	29,514
NON-INTEREST INCOME:
Service charges	1,058	1,141	4,297	4,453
Trust	160	155	688	694
Brokerage and insurance	169	111	567	444
Gains on loans sold	126	207	236	443
Investment securities gains, net	128	56	616	441
Earnings on bank owned life insurance	141	125	507	502
Other	108	118	445	446
TOTAL NON-INTEREST INCOME	1,890	1,913	7,356	7,423
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,905	2,936	11,505	11,392
Occupancy	320	315	1,287	1,271
Furniture and equipment	82	120	362	492
Professional fees	171	177	902	781
FDIC insurance	116	113	461	450
Pennsylvania shares tax	201	92	686	640
Other	1,212	1,374	4,962	4,784
TOTAL NON-INTEREST EXPENSES	5,007	5,127	20,165	19,810
Income before provision for income taxes	4,380	4,206	16,944	17,127
Provision for income taxes	904	910	3,559	3,752
NET INCOME	$ 3,476	$ 3,296	$ 13,385	$ 13,375

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.14	$ 1.08	$ 4.41	$ 4.38
Net Income - Diluted	$ 1.14	$ 1.08	$ 4.40	$ 4.38
Cash Dividends Paid	$ 0.400	$ 0.382	$ 2.173	$ 1.210

Number of shares used in computation - basic	3,036,175	3,041,721	3,038,298	3,055,033
Number of shares used in computation - diluted	3,036,176	3,041,946	3,039,593	3,056,203

Financial Highlights

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Performance Ratios and Share Data:
Return on average assets (annualized)	1.52%	1.47%	1.48%	1.51%
Return on average equity (annualized)	14.01%	14.21%	13.73%	14.89%
Net interest margin (tax equivalent)	3.84%	3.78%	3.84%	3.87%
Cash dividends paid per share	$ 0.400	$ 0.382	$ 2.173	$ 1.210
Earnings per share - basic	$ 1.14	$ 1.08	$ 4.41	$ 4.38
Earnings per share - diluted	$ 1.14	$ 1.08	$ 4.40	$ 4.38
Number of shares used in computation - basic	3,036,175	3,041,721	3,038,298	3,055,033
Number of shares used in computation - diluted	3,036,176	3,041,946	3,039,593	3,056,203

Balance Sheet Highlights (dollars in thousands):	December 31, 2014	December 31, 2013

Assets	$ 925,048	$ 914,934
Investment securities:
Available for sale	306,146	317,301
Loans (net of unearned income)	554,105	540,612
Allowance for loan losses	6,815	7,098
Deposits	773,933	748,316
Stockholders' Equity	100,528	92,056
Non-performing assets	9,227	10,154
Non-performing assets to total loans	1.67%	1.88%
Annualized net charge-offs to total loans	0.16%	0.02%
Average Leverage Ratio	10.99%	10.42%
Common shares outstanding	3,038,956	3,015,049
Book value per share	$ 32.83	$ 30.64